UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 1, 2014
Date of Report (Date of Earliest Event Reported)

New Colombia Resources, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	333-51274	43-2033337
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 174th Street # 816
Sunny Isles Beach, FL 33160
(Address of principal executive offices and Zip Code)

(410) 236-8200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Election of Directors

On May 1, 2014, New Colombia Resources, Inc. elected Erasmo Almanza to the Board of Directors. On February 24, 2011, Mr. Almanza entered into a definitive agreement to receive 5,606,410 common shares of New Colombia Resources, Inc. f/k/a VSUS Technologies, Inc and $100,000 in exchange for Concession Contract ILE-09551. The Officer will not receive annual compensation at this time. The Officer may receive additional shares for the acquisition of additional mining concessions.

Mr. Almanza, a citizen of the Republic of Colombia, is a retired petroleum engineer with 40 years experience in the oil and coal industries in Colombia and the United States. He has been exploring for coal in Guaduas, Cundinamarca for over 15 years. He has held several management positions within the energy sector including BAROID International Co. and Core Laboratories International in Houston, TX. He was general manager of Ingepetrol and Compañía Minera Vizcaya in Colombia. He was City Manager and Secretary of Public Works for the State of Arauca. Mr. Almanza earned a Bachelor Degree in Petroleum Engineering from the Universidad America in Bogota, Colombia.

Mr. Almanza owns several concession contracts and solicitations for concession contracts in Colombia including application # 0J8-08091 for 3391 hectares and application # OG2-10451 for 183.3 hectares, both contiguous to Concession Contract # ILE-09551 in Guaduas, Colombia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW COLOMBIA RESOURCES, INC.

Date: May 2, 2014	By:	/s/ John Campo
	Name:	John Campo
	Title:	PresPresident/Chairman

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